                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Silicon Gaming, Inc. on Form S-8 of our report dated January 29, 1999(March
12, 1999 as to Note 11) (which expresses an unqualified opinion and includes an explanatory paragraph relating to an uncertainty concerning the Company's ability to continue as a going concern) incorporated by reference in the Annual Report on Form 10-K of Silicon Gaming, Inc. for the year ended December 31, 1998.



                                                     /s/ DELOITTE & TOUCHE LLP

San Jose, California
June 8, 1999